CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Amended Annual Report on Form 10-KSB/A of United American Corp for the year ended December 31, 2003, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)
the Amended Annual Report on Form 10-KSB/A of United American Corp for the year ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Amended Annual Report on 10-KSB/A for the year ended December 31, 2003, fairly presents in all material respects, the financial condition and results of operations of United American Corp.

By:	/s/ Simon Lamarche
Name:	Simon Lamarche
Title:	Chief Executive Officer, Chief Financial Officer, Director
Date:	May 1, 2006